Exhibit 99.2 HomeTrust Bancshares, Inc. Expands into Attractive Virginia Markets Through Acquisition of Blue Ridge Bankshares, Inc. August 17, 2026 1

Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as may, should, will, could, estimates, predicts, potential, continue, anticipates, believes, plans, expects, future, intends, projects, the negative of these terms and other comparable terminology. These forward-looking statements include, but are not limited to, statements regarding the outlook and expectations of HomeTrust and Blue Ridge with respect to the proposed merger transaction, the anticipated strategic and financial benefits of the proposed merger transaction, including the expected impact of the proposed merger transaction on HomeTrust’s or Blue Ridge’s future financial performance pending the completion of the proposed merger transaction and on HomeTrust's financial performance following the proposed merger transaction, and the timing of the closing of the proposed merger transaction. Forward-looking statements are neither historical facts, nor assurance of future performance. Instead, such statements are based on current beliefs, expectations and assumptions regarding the future of HomeTrust's and Blue Ridge’s respective businesses, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of HomeTrust’s or Blue Ridge’s control, and actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not unduly rely on any of these forward-looking statements. Any forward-looking statement is based only on information currently available and speaks only as of the date when made. HomeTrust and Blue Ridge undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements contained in this presentation are subject to, among others, the following risks, uncertainties and assumptions: • The possibility that the anticipated benefits of the proposed merger transaction, including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of the impact of, or challenges arising from, the integration of Blue Ridge into HomeTrust or as a result of the strength of the economy, competitive factors in the areas where Blue Ridge and HomeTrust do business, or as a result of other unexpected factors or events; • The timing and completion of the proposed merger transaction is dependent on the satisfaction of customary closing conditions, and various other factors that cannot be predicted with precision at this point; • The occurrence of any event, change or other circumstances that could give rise to the right of HomeTrust, Blue Ridge or both to terminate the merger agreement; • Completion of the proposed merger transaction is subject to bank regulatory approvals and such approvals may not be obtained in a timely manner or at all or may be subject to conditions which may cause additional significant expense or delay the consummation of the proposed merger transaction; • Potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of theproposed merger transaction; • The diversion of attention and time by the respective management teams of HomeTrust and Blue Ridge from ongoing business operations and opportunities on merger-related matters; • The outcome of any legal proceedings related to the proposed merger transaction which may be instituted against HomeTrust or Blue Ridge; • Unanticipated challenges or delays in the integration of Blue Ridge’s business into HomeTrust’s business and/or the conversion of Blue Ridge’s operating systems and customer data onto HomeTrust’s may significantly increase the expense associated with the proposed merger transaction; and • Other factors that may affect future results of Blue Ridge and HomeTrust. These forward-looking statements are also subject to the principal risks and uncertainties applicable to Blue Ridge’s and HomeTrust’s respective businesses and activities generally that are disclosed in HomeTrust’s and Blue Ridge’s respective Annual Reports on Form 10-K for the year ended December 31, 2025 andin other documents HomeTrust and Blue Ridge file with the Securities and Exchange Commission (the “SEC”). HomeTrust’s and Blue Ridge’s SEC filings are accessible on the SEC website at www.sec.gov. 2

Important Information and Where You Can Find It No Offer or Solicitation This presentation is not intended to and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be anysale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus that meets the requirements of Section 10 of the Securities Act of 1933, as amended. Important Information and Where You Can Find It In connection with the proposed merger transaction, HomeTrust expects to file with the SEC a Registration Statement on Form S-4 (the Registration Statement ) that will include a preliminary joint proxy statement of HomeTrust and Blue Ridge and a preliminary prospectus of HomeTrust (the Joint Proxy Statement/Prospectus ), as well as other relevant documents concerning the proposed transaction. After the Registration Statement is declared effective, HomeTrust and Blue Ridge will mail a definitive Joint Proxy Statement/Prospectus to their stockholders and shareholders, respectively.This communication is not a substitute for the Joint Proxy Statement/Prospectus or Registration Statement or for any other document that HomeTrust or Blue Ridge may file with the SEC and send to their respective stockholders or shareholders in connection with the proposed merger transaction. Stockholders of HomeTrust and shareholders of Blue Ridge are urged to read carefully the Registration Statement and the Joint Proxy Statement/Prospectus regarding the proposed merger transaction when they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. Free copies of the Joint Proxy Statement/Prospectus included in the Registration Statement, as well as other filings containing information about HomeTrust, Blue Ridge, and the proposed transaction, may be obtained at the SEC's website (www.sec.gov). You will also be able to obtain these documents, free of charge, in the Investor Relations section of HomeTrust's website, www.htb.com, under SEC Filings in the Financials & Filings heading, and in the Investor Relations section of Blue Ridge’s website, www.mybrb.bank, under “SEC Filings” in the Financials heading or by requesting them in writing or by telephone from HomeTrust at: HomeTrust Bancshares, Inc., 10 Woodfin Street, Asheville, North Carolina 28801, Attn: Tony J. VunCannon; Telephone (828) 350-3049 or by requesting them in writing or by telephone from Blue Ridge at: Blue Ridge Bankshares, Inc., 1801 Bayberry Court, Suite 101, Richmond, Virginia 23226, Attn: Judy C. Gavant; Telephone (804) 518-2606. Participants in Solicitation HomeTrust and Blue Ridge and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of HomeTrust and the shareholders of Blue Ridge in respect of the proposed merger transaction. Information regarding HomeTrust’s directors and executive officers is contained in HomeTrust’s definitive proxy statement on Schedule 14A filed with the SEC on April 7, 2026. Information regarding Blue Ridge’s directors and executive officers is contained in Blue Ridge’s definitive proxy statement on Schedule 14A filed with the SEC on April 30, 2026. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Joint Proxy Statement/Prospectus regarding the proposed merger transaction when it becomes available. Free copies of this document may be obtained as described above. 3

Our Goal Become a high-performing, regional community bank 2026 One of only ten returning banks One of the Top 50 Community Banks recognized for consistent earnings two years in a row - 2023 and 2024 growth over the past 10 years, two years in a row – 2025 and 2026 One of the Top 100 Best Banks three One of the Top 100 Best U.S. Banks years in a row - 2024 - 2026 less than $5 billion two years in a row – 2024 and 2025 4

The Strategy to Reach Our Goal Become a regionally and nationally recognized ‘Best Place to Work’ 5

Transaction Rationale

Building the Premier Community Bank Through a Compelling Strategic Combination

Combined Highlights

$7B+	$5.7B	$5.7B	~30%	1.70%	$1.2B
Assets	Loans	Deposits	Fully Phased 2027E EPS Accretion[1]	Fully Phased 2027E ROAA[1]	Pro Forma Market Cap

Strategically Compelling	• **Relevance:** Creates a $7 billion, high-performing regional commercial bank with a market cap greater than $1 billion • **Scarcity:** The largest of three $5 - $10 billion major-exchange traded banks in the Southeast • **Expansion:** Provides market expansion with scale in attractive Virginia markets, positioning HTB for future growth
Financially Attractive	• Significant EPS accretion with manageable tangible book value dilution (~8%) and earnback (3.25 years)[2,3] • Enhances top quartile pro forma profitability compared to peers • Leverages our infrastructure with our pro forma efficiency ratio moving to ~50% • Pro forma ROATCE of 15.6%[1] • Ability to remix security and loan portfolios to achieve higher yields
Well-Positioned for Future Success	• HTB brings a long history of driving shareholder value through selective M&A and effective integrations • BRBS's work through legacy challenges provides a clean starting point for expansion • 13% CET1 ratio supports organic growth and provides flexibility for continued capital management, including share repurchases • Award-winning culture and employer of choice

1) Run-rate EPS and operating metrics accretion represents 2027E EPS accretion with fully-phased in cost savings.
2) TBVPS dilution assumes ~25% of BRBS's warrants are converted into common stock at the exchange ratio and the remaining ~75% of the outstanding BRBS warrants are rolled into new HTB warrants on equivalent terms. During a period following the announcement of the merger, the remaining ~75% of warrant holders will have the right to enter into an exchange agreement to convert their warrants into common stock at closing.
3) TBV earnback period includes full impact of warrant dilution.

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Focused Expansion in our Southeast Footprint 2. North Carolina | 33 Branches; 3. Virginia 1 LPO 7. Georgia 9. Tennessee | 27 Branches; 2026 23. South Carolina 1 LPO Charlottesville Richmond Roanoke Norfolk 1 Pro Forma Deposits by State June 30, 2026 Johnson City Raleigh North Carolina $2,183 Asheville Virginia $1,998 Charlotte Tennessee $542 Greenville Georgia $287 Atlanta South Carolina $142 Total $5,152 HomeTrust Locations Charleston Blue Ridge Locations 1) Excludes brokered deposits 7 Source: Company records

Transaction Overview

Transaction Structure	• At closing, BRBS to merge with/into HTB and Blue Ridge Bank to merge with/into HomeTrust Bank • 100% stock consideration • Fixed exchange ratio of 0.086 HTB shares for each BRBS share • Holders of ~25% of BRBS warrants have agreed to exchange them for HTB common stock, while the remainder have the right to do the same or roll them into newly issued HTB warrants (with the right to be exchanged for HTB common stock) • Pro forma ownership of ~65% HTB and ~35% BRBS
Transaction Value & Multiples[1]	• $4.28 per BRBS share • $448.1 million in aggregate transaction value • Price / TBVPS of 140%[2] • Price / 2027E EPS of 21.4x • Price / 2027E EPS + cost savings of 9.6x
Board & Management	• 11 directors – 9 from HTB, 2 from BRBS • HTB executive team will continue leading the combined company
Approvals & Timing	• Anticipated closing in early Q1 2027 • Subject to regulatory approval; HTB and BRBS shareholder approvals

1) Based on HTB five-day volume-weighted average stock price of $49.82 as of August 14, 2026 and BRBS 89,687,528 common shares outstanding, 18,058 options outstanding with a weighted average strike price of $12.29 per share, and 24,115,999 warrants outstanding with a weighted average exercise price of $1.64 per share.
2) The aggregate transaction value / TBV is 164% when considering the full impact of warrant dilution.

Note: Financial data as of June 30, 2026

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Pro Forma Financial Impact ’27E EPS Run-rate EPS TBVPS TBV EPS 3 4 Accretion Accretion¹ Dilution² Earnback Acceleration Earnings & TBV Impact 23.2% 29.8% (8.3%) 3.25 yrs >4 yrs 1 1 1 ’27E ROAA ’27E ROATCE ’27E Efficiency Ratio Enhanced Profitability 1.70% 15.6% 49.3% TCE / TA Leverage CET1 TRBC Strong Capital 11.3% 11.3% 13.0% 13.7% 1) Run-rate EPS and operating metrics accretion represents 2027E EPS accretion with fully-phased in cost savings. 2) TBVPS dilution assumes ~25% of BRBS's warrants are converted into common stock at the exchange ratio and the remaining ~75% of the outstanding BRBS warrants are rolled into new HTB warrants on equivalent terms. During a period following the announcement of the merger, the remaining ~75% of warrant holders will have the right to enter into an exchange agreement to convert their warrants into common stock at closing. 3) TBV earnback period includes full impact of warrant dilution. 9 4) The number of years of EPS pull-forward through EPS accretion as compared to a standalone growth rate.

Pro Forma Performance vs. Peers $5B - $10B Asset Major-Exchange Traded Banks in the Southeast and Mid-Atlantic 2027E ROAA 2027E Implied ROATCE 2027E Efficiency Ratio Note: Includes Southeast and Mid-Atlantic major-exchange traded banks with total assets between $5 billion and $10 billion, Excludes targets of announced mergers, banks without analyst estimates and banks with non-traditional banking models. Pro forma metrics represent fully phased-in cost savings. Source: S&P Global Market Intelligence, FactSet, Company filings 10

Creating a Top Tier Performing Franchise 1) Southeast and Mid-Atlantic major-exchange traded banks with total assets between $5 billion and $10 billion; excludes targets of announced mergers, banks without analyst estimates and banks with non- traditional banking models. 2) Market data as of August 14, 2026 Note: HomeTrust 2027E financials are based on consensus estimates and include the fully phased-in cost savings for illustrative purposes. Source: S&P Global Market Intelligence, FactSet 11

Overview of Blue Ridge Bankshares, Inc. (BRBS)

Company Profile

BLUE RIDGE BANKSHARES, INC.

- Founded in 1893
- Headquartered in Richmond, VA
- Top 5 community bank franchise in Virginia[1]

$2.3B Total Assets

$1.9B Total Loans

$1.9B Total Deposits

11.8% TCE / TA

28 Financial Centers

Top 3 Richmond Deposit Market Share[1]

Deposit Market Share in Virginia[2]

		June 30, 2025		
VA Market Rank	**Institution**	**Total Branches (#)**	**Total Dep. In VA Mkt ($M)**	**Total Dep. ($M)**
1	Carter Bankshares, Inc.	66	$3,519	$4,230
2	First Bancorp.	32	$3,004	$3,573
3	C&F Financial Corporation	32	$2,261	$2,261
4	Blue Ridge Bankshares, Inc.	27	$2,018	$2,045
5	First Community Bankshares, Inc.	65	$981	$3,025

Demonstrated Results After Receiving Consent Order

- **Completed Regulatory Remediation:** After receiving a consent order from the OCC in January 2024, BRBS remediated all identified issues, and the order was released in November 2025.
- **Strengthened Balance Sheet:** BRBS successfully de-risked the Company by reducing problem assets, eliminating all fintech and BaaS-related partnerships, and exited non-core business lines, including out-of-market and specialized finance-related lending.
- **Improved Profitability:** Returned to profitability in Q2 2025, driven by a focused back-office expense reduction initiative as regulatory remediation efforts were completed.
- **Returned Capital to Shareholders:** BRBS raised $160 million of capital in May 2024 as part of its response to the consent order. Since being released from that order, BRBS has returned $77 million of capital to shareholders through special dividends.

1) Per S&P Global Market Intelligence; excludes larger money center and regional banks with substantial deposit franchises outside of Virginia.
2) Banks and thrifts headquartered in Virginia, between $2 and $10 billion in total assets, excluding those with a material presence in the Washington-Alexandria, DC-VA-MD-WV MSA.

Note: Deposit market share data as of June 30, 2025
Source: S&P Global Market Intelligence, Company filings

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A Rare Opportunity to Add Scale in Virginia

One of a shrinking set of independent, scaled Virginia institutions

58	→	46	→	6
Banks and thrifts Headquartered in Virginia		Excluding those with D.C.-area exposure		With $2–$10B in total assets

Blue Ridge was one of these six — after this transaction, five independent institutions of this scale remain

One of the last of its kind

Blue Ridge ranked 4th of the six on total Virginia deposits — among the last remaining independent banks of comparable scale in the Commonwealth

A structurally harder opportunity to repeat

Each completed transaction further narrows the field of scaled, independent Virginia targets available to any acquirer, HTB included

Greater capacity to invest and compete

Pro forma scale of ~$7B in assets gives HTB the lending capacity and infrastructure that sub-scale independents in these markets cannot match

Entry into three of Virginia's strongest markets

Richmond, Charlottesville and Hampton Roads rank among the state's highest-growth, highest-income metro economies

Source: S&P Global Market Intelligence. Universe reflects banks and thrifts headquartered in Virginia; D.C.-area exposure is defined as a material presence in the Washington–Arlington–Alexandria, DC-VA-MD-WV MSA.

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HTB’s Track Record of Improving Profitability and Building Shareholder Value Significant Profitability Expansion Total Shareholder Return Superior ROAA progression since strategic shift from thrift to commercial bank 235% 1.46% 1.45% HomeTrust Bancshares, Inc. 1.23% NASDAQ Regional Bank Index 1.16% 1.01% 0.80% 90% 0.63% 0.42% 0.42% 0.40% 0.32% 0.25% Source: S&P Global Market Intelligence, FactSet Note: Market data as of August 14, 2026 14

Key Transaction Assumptions • 45%+ of BRBS’s non-interest expense (75% phased-in in 2027E, 100% thereafter) Cost Savings / • Revenue synergies expected but not included in the modeling Revenue Synergies • Combined $32.8 million of pre-tax expenses (7.3% of deal value) Transaction Expenses • $24.5 million, or 1.2% of BRBS’s loan portfolio Gross Credit Marks • Excludes double count / Day 2 CECL allowance Interest Rate Mark • $51.0 million, or 2.6% of BRBS’s loan portfolio, amortized over 4.0 years using the sum-of-years’ digits method on Loans Core Deposit • 2.75% of non-time deposits to be amortized over 10.0 years using the sum-of-years’ digits method Intangible • $46.4 million mark on AFS securities to be accreted over 4.6 years using the sum-of-years’ digits method Other Purchase • $4.2 million mark-up on fixed assets to be amortized over 30 years using the straight-line Accounting Marks method • $3.9 million write-down of liabilities 15

Summary ü Continuation of HTB’s strategic initiative to invest in high-growth markets, expanding our presence in Virginia ü HTB’s history of transformation from a thrift to a highly profitable commercial bank provides a roadmap for delivering shareholder value through the combination ü Diversified loan portfolio with an improving credit profile ü Brings talented and experienced individuals to the HTB team ü Favorable transaction metrics – meaningful EPS accretion, manageable TBV dilution and earnback period ü Further contributes to HTB’s goal of being a consistently high-performing regional community bank and a regionally and nationally recognized ‘Best Place to Work’ AND and 16

Appendix 17

Comprehensive Due Diligence Extensive due diligence procedures were performed by members of HTB’s management team to minimize transaction risk, utilizing third parties to assist as needed. • Key focus areas included: Finance and Reporting Legal Audit Lending Quality Risk Management Accounting Loan & Deposit Asset Quality Fundings Tax Technology Human Resources Operations • Extensive credit reviews focused on the largest relationships, adversely classified assets and watch list loans • Reviewed 64% of the commercial loan portfolio and 42% of the total loan portfolio, focusing on larger credits, sensitive industries, and a wide range of loan types • Reviewed 87% of classified loans • Engaged outside parties to assist in the credit review and preliminary purchase accounting marks 18

Pro Forma Loan and Deposit Composition Pro Forma $1.9B $5.5B $3.6B Total Total Total Yield on Loans: 6.12% Yield on Loans: 5.54% Yield on Loans: 5.92% $1.9B $5.5B $3.6B Total Total Total Cost of Deposits: 1.91% Cost of Deposits: 1.73% Cost of Deposits: 2.25% Note: Financial data as of or for the quarter ending June 30, 2026. 19 Source: Company filings Deposit Composition Loan Composition

Pro Forma Net Income and EPS Reconciliation Goodwill Reconciliation 2027 Earnings Per Share Note: Dollars in millions, except per share values 20

Hunter Westbrook President and Chief Executive Officer hunter.westbrook@htb.com Tony VunCannon EVP / Chief Financial Officer Corporate Secretary / Treasurer tony.vuncannon@htb.com 10 Woodfin Street Asheville, NC 28801 (828) 259-3939 www.htb.com 21